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                                                                   EXHIBIT 10.29

                      VERIZON INFORMATION TECHNOLOGIES INC.
                                       AND
                      TSI TELECOMMUNICATION SERVICES, INC.

                     MAINFRAME COMPUTING SERVICES AGREEMENT

This Mainframe Computing Services Agreement ("Agreement") is made as of February 14, 2002 ("Effective Date"), between VERIZON INFORMATION TECHNOLOGIES INC. ("VITI"), with offices at One East Telecom Parkway, Post Office Box 290152, Temple Terrace, Florida 33687, and TSI TELECOMMUNICATION SERVICES, INC." ("TSI" or "Customer"), with offices at 201 North Franklin Street, Suite 700, Tampa, Florida 33602.

In consideration of the terms and conditions and mutual obligations contained in this Agreement, the parties agree as follows:

1.     CONSTRUCTION

1.1 References to an "Article," "Section," or "Subsection" shall be references to the articles, sections and subsections of the Agreement, unless otherwise specifically stated.

1.2 The Article and Section headings in the Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of the Agreement.

1.3 The word "include," "includes," and "including" shall mean "include, without limitation," "includes, without limitation," and "including, without limitation," respectively.

2.     DEFINITIONS

2.1 "Affiliate" means, with respect to any entity, any other entity controlling, controlled by or under common control with such entity. For purposes of this definition, the term "control," including its derivatives, means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise.

2.2 "Agreement" means this Agreement and the Exhibits and Attachments attached to this Agreement, which Exhibits and Attachments are hereby incorporated by this reference into this Agreement.

2.3    "Expenses" has the meaning set forth in Section 9.3.

2.4 "Force Majeure" shall mean terrorism; acts of God and the public enemy; the elements; fire; accidents; vandalism; sabotage; external power failure; failure, delay or disruption of transportation facilities; strikes, lockouts or any other industrial, civil or public disturbances;

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       any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military, including the orders and judgments of courts; and any other cause of any kind whatsoever not reasonably within the control of a party hereto.

2.5    "Fees" has the meaning set forth in Section 9.1.

2.6 "Hardware" means the central processing unit and peripheral equipment installed in a VITI facility, owned and utilized by VITI to provide the Services, including the telecommunications equipment at the demarcation point at VITI's facility. The term Hardware does not include terminals, controllers, or telecommunications equipment at the TSI site(s), or the actual circuits, required to enable TSI to utilize VITI's service bureau services, which terminals, controllers, telecommunications equipment and circuits are TSI's responsibility.

2.7    "Initial Term" has the meaning set forth in Section 8.1.

2.8 "Intellectual Property Rights" means any and all intangible rights existing from time to time under the law of any jurisdiction, including patent law, copyright law, trade secret law, unfair competition law, trademark law or other similar laws or principles.

2.9    "Services" has the meaning set forth in Section 3.1.

2.10   "Software" means any software used by VITI to provide Services.

2.11 "TSI Proprietary Data" means any and all technical and non-technical, non-public information owned by TSI that is used in or required for use in the business of TSI, including financial, marketing and business data, information and reports, pricing and cost information, correspondence and notes.

2.12   "TSI Software" means the TSI-developed application software.

2.13 "Verizon Enterprise License" means the agreements between Verizon and/or its affiliates and any third party to provide the VITI Third Party Software to Verizon and/or its affiliates.

2.14   "VITI Software" means that certain VITI-owned Software.

2.15   "VITI Third Party Software" means the third party-owned Software.

3.     SERVICES

3.1 COMPUTING AND HELP DESK SERVICES. VITI shall provide the mainframe computing and help desk services as described in Exhibit A (collectively, "Services"). TSI may order additional services by executing a supplement to this Agreement that identifies the additional services to be provided. There is no obligation to provide such additional services or to make payment therefor unless and until a supplement has been duly executed in accordance with this Agreement.

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3.2    SERVICE LEVELS. Service level measurements and objectives are as set forth in the Service Level Agreements (SLAs) between the parties attached hereto as Attachment 1 to Exhibit A.

4.     THIRD PARTY SOFTWARE

4.1 VITI SOFTWARE AND VITI THIRD PARTY SOFTWARE. VITI will use the Hardware to operate and run VITI Software and VITI Third Party Software; provided, however, that VITI shall obtain on TSI's behalf all consents necessary for use of the VITI Third Party Software and TSI will pay all costs related to obtaining required consents needed by VITI to use the VITI Third Party Software for TSI's benefit. VITI shall not make any VITI Third Party Software specifically licensed and paid for by TSI available to anyone other than TSI. In the event VITI cannot secure such consents to use the VITI Third Party Software on behalf of TSI, VITI shall identify such VITI Third Party Software and shall obtain on TSI's behalf a separate license , and corresponding maintenance. However, TSI shall be solely responsible for all license, maintenance and other fees due and payable for such VITI Third Party Software.

4.2 TSI SOFTWARE. VITI will use the Hardware to operate and run the TSI Software. TSI will pay all costs related to obtaining required consents needed by VITI to use the TSI Software for TSI's benefit as well as for all license, maintenance and other fees due and payable for such TSI Software.

5.     REQUIRED CONSENTS.

5.1 If a required consent is not obtained, then, unless and until such required consent is obtained, VITI shall work with TSI to determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such required consents.

6.     COMPUTING FACILITY AND RESOURCE UTILIZATION

6.1 USER LOGON IDENTIFICATION ASSIGNMENT. If necessary to provide the Services under this Agreement, VITI will assign Logon Identification names(s) ("IDs") in accordance with VITI's User Logon Identification Assignment procedures then in effect; provided, however, that VITI has provided TSI with a description of any change to such procedures. TSI shall be responsible for the security and control of such assigned IDs and shall restrict the use of such assigned IDs to access of TSI's programs and data. TSI shall be responsible for any and all usage charges incurred on the IDs assigned to it that TSI was aware of or about which TSI should have had reasonable knowledge. VITI agrees not to disclose TSI's IDs to any third party without the advance written consent of TSI. VITI shall have no liability for TSI's disclosure of IDs assigned by it to third parties.

6.2 TSI ACCESS TO VITI NETWORK OR FACILITY. Under no circumstances shall TSI personnel access any VITI network or facility for the purpose of accessing or attempting to access other internal or external networks, facilities, computer systems, partitions, programs, or data that is not specific to TSI. TSI further agrees that any capabilities for such access shall not be published or made known via any medium (e.g., posting on bulletin boards or via electronic mail). In addition, any such use or publication, or access to backdoors, data capture routines, games,

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       viruses, worms, Trojan horse routines, will be a breach of contract and
       VITI will provide notice thereof to TSI and VITI shall immediately cease providing the Services until such breach is cured. TSI shall ensure that all TSI personnel accessing VITI's systems are aware of their responsibilities and restrictions pertaining to the use of the IDs referenced in this Section 6.2.

6.3 FILE SECURITY. VITI will provide security and back-up and recovery services as specified in Article 12 to protect TSI's data. VITI reserves the right to issue and change security regulations and procedures as needed. VITI shall not be required to reconstruct any files, data, or programs that may, for any reason, have to be re-entered into the system, unless reconstruction is required due to a negligent act or omission on the part of VITI.

6.4    SERVICE USAGE CONDITIONS.

       6.4.1 TSI. TSI represents and agrees that it will use the Services in compliance with all applicable federal, state, and local laws and regulations, and communications common carrier tariffs. VITI reserves the right to take all actions, including termination of Services pursuant to this Agreement (in whole or in part), that it believes necessary to comply with applicable laws, regulations, and tariffs if TSI fails to discontinue any improper use of the Services promptly after receipt of written notice from VITI as is reasonably feasible under the circumstances.

       6.4.2 VITI. VITI represents and agrees that it will provide the Services in compliance with all applicable federal, state, and local laws and regulations, and communications common carrier tariffs. TSI reserves the right to take all actions, including termination of the Services (in whole or in part), that it believes necessary to comply with applicable laws, regulations, and tariffs if VITI fails to discontinue any improper action with respect to the Services promptly after receipt of written notice from TSI as is reasonably feasible under the circumstances.

7.     CONCEPT/PRODUCT OWNERSHIP

7.1 VITI. Except and to the extent otherwise provided in the Intellectual Property Agreement, TSI agrees that concepts, information, and materials developed by VITI prior to commencement of, and independent of work under, this Agreement, or owned by a third-party or supplier of VITI and furnished to TSI by VITI to enable VITI to perform the Services described herein, shall remain the property of VITI or such third-party or supplier.

7.2 TSI. Except and to the extent otherwise expressly provided in the Intellectual Property Agreement, VITI agrees that concepts, information, and materials developed by TSI prior to commencement of and independent of work under this Agreement, or owned by a third-party or supplier of TSI and furnished to VITI by TSI to enable VITI to perform the Services described herein, shall remain the property of TSI or such third-party or supplier.

7.3 Except for TSI Proprietary Data, all reports, recommendations, manuals, findings, evaluations, forms, models, tools, computer programs, source code listings, flow charts, programming documentation, reviews, information, data, and written materials developed by VITI in connection with the Services provided to TSI pursuant to this Agreement shall be the exclusive property of VITI however upon request, VITI shall provide TSI a printed copy of the reports,

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       recommendations, manuals, findings, evaluations, forms, flow charts, information, and data specifically related to TSI.

7.4 TSI PROPERTY RIGHTS. TSI retains exclusive ownership rights to all TSI Software, information and data files provided to VITI under this Agreement. All TSI Proprietary Data, including records, data files, input material reports, and other information received by VITI from TSI, computed, used or stored pursuant to this Agreement are the exclusive property of TSI. VITI shall not possess any interest, title, lien or right to any such TSI Proprietary Data. Nothing in this Agreement should be construed as granting VITI any license to the TSI Proprietary Data or conveying any interest or right in any TSI Proprietary Data or TSI Software, except to the extent necessary for VITI to perform its obligations and Services under this Agreement.

8.     TERM AND TERMINATION

8.1 INITIAL TERM. This Agreement shall commence on the Effective Date and shall have an initial term of six (6) months ("Initial Term") or until terminated as otherwise provided in this Agreement or by operation of law. In the event that TSI is unable to migrate to Lockheed Martin within the Initial Term, and upon thirty (30) days' written notice from TSI specifying a new end date, VITI will, extend the Services to TSI on a month to month basis under the same terms and conditions herein for a maximum of six (6) additional months. Any additional software license and/or maintenance charges applicable to such extension will be TSI's responsibility.

8.2 TERMINATION FOR DEFAULT. The occurrence of any of the following shall constitute a default, giving the non-defaulting party the right to terminate this Agreement for cause, subject to Sections 8.5.1 and 8.5.3 below:

       8.2.1. NONPAYMENT. In the event TSI shall fail to pay when due any undisputed payment or other amount due hereunder and such failure shall continue for a period of thirty (30) days after such invoice is due, VITI, at its sole option, shall have the right to terminate this Agreement for default, provided that such termination may be made only following the expiration of a fifteen (15) day period during which TSI has failed to cure such breach after having been given written notice of such breach. In addition, VITI shall have the right, at its sole discretion, to stop providing Services to TSI under this Agreement, and VITI shall be relieved of any future obligations to perform Services under this Agreement. VITI shall retain all amounts previously paid by Customer, and TSI shall remain liable for all obligations upon termination as provided under Section 8.5 below;

       8.2.2 MATERIAL BREACH. Either party shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue for a period of thirty (30) days after receipt of written notice; or

       8.2.3 BANKRUPTCY/INSOLVENCY. Either party shall commit an act of bankruptcy within the meaning of the Federal Bankruptcy Act, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other proceedings shall be instituted by or against

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       either party or all or any substantial part of its property under any federal or state law and such proceeding shall not be dismissed within ninety (90) days.

8.3 TERMINATION FOR CONVENIENCE. In the event TSI wishes to terminate this Agreement prior to expiration of the Initial Term, TSI may do so with thirty (30) days' prior written notice to VITI, subject to Sections 8.5.2 and 8.5.3 below.

8.4 FORCE MAJEURE. In the event VITI is unable to perform the Services in any material respect for more than ten (10) consecutive days, or for more than thirty (30) days in any calendar quarter, as a result of a Force Majeure, TSI may terminate this Agreement by giving VITI written notice of such termination.

8.5    OBLIGATIONS UPON TERMINATION.

              8.5.1 PAYMENT UPON TERMINATION FOR DEFAULT. In the event of a termination for default on the part of TSI (under Section 8.2 above), TSI shall remain obligated to pay VITI Fees and Expenses incurred by VITI through the date of termination.

              8.5.2 PAYMENT UPON TERMINATION FOR CONVENIENCE. If TSI terminates this Agreement for convenience in accordance with Section 8.3, TSI will pay for Services rendered by VITI through the date of termination and for all amounts paid to third parties pursuant to
              Section 4.1 for VITI Third Party Software to the extent such amounts are previously unreimbursed,.

              8.5.3 RETURN OF MATERIALS. Upon termination of this Agreement, each party shall promptly return to the other party, or at the option of the owner, certify the destruction of, all data, programs and materials of the other held in connection with the performance of this Agreement. VITI will not be responsible for the retention of TSI Software, VITI Third Party Software or TSI Proprietary Data for a period in excess of sixty (60) days following the effective date of such termination. Within such period TSI must make arrangements with VITI for the transmission of such TSI Software and TSI Proprietary Data to TSI's designated data center. TSI will pay for all necessary media, processing, and shipping costs. TSI understands and agrees that at any time after delivery of the media, or after the sixty-first (61st) day following termination, VITI's file purge procedures will ultimately erase all storage media, including back-up storage media, which contain TSI Software or TSI Proprietary Data, and TSI expressly releases VITI from any and all liabilities in connection with the erasure or destruction of the same that TSI has stored on VITI's computers in excess of sixty (60) days following termination. TSI is solely responsible for maintaining a procedure for the reconstruction of lost data, programs and procedures for purposes of re-entry and back-up of TSI's data, except that VITI shall remain liable beyond the stated period for information remaining in storage at VITI for which TSI has specifically contracted with VITI to store beyond termination.

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              8.5.4  TERMINATION ASSISTANCE. Upon the written request of TSI or upon contract expiration or termination as specified in this Agreement, VITI shall perform transition services as reasonably requested by TSI which shall include:

                     (a) preparation and submission of a detailed turnover plan which includes the overall strategy, schedule, itemization of turnover deliverables, staffing plan, and tasks required to complete the turnover; and

                     (b) transfer of Customer Data Files (archived and current), files, and documentation to Customer.

              Termination assistance shall be set forth in a Service Request Form ("SRF") to be mutually agreed upon between the parties. TSI shall pay VITI for the transition services delineated in the SRF at the professional services hourly rate of $125 per hour. Except as expressly stated in this Agreement, TSI acknowledges that VITI will provide no transition assistance except as specifically requested in writing by TSI and agreed to in writing by VITI and TSI.

9.     FEES AND PAYMENTS

9.1 FEES. TSI shall pay VITI the fees for the Services as described in Exhibit B ("Fees").

9.2 TAXES. In addition to the Fees, TSI shall pay to VITI an amount equal to any excise, use, privilege, gross revenue, or sales tax, or any other tax (except income and franchise taxes), assessments, or duties, imposed by or under authority of any federal, state, provincial, or local law, and to be paid or assessed by VITI with respect to the Services or any portion or modification hereof or addendum. Taxes, assessments and duties will be separately identified on the invoices to which they apply.

9.3 EXPENSES. In addition to the Fees, TSI shall reimburse VITI for the reasonable, verifiable, travel out-of-pocket expenses, incurred by VITI that are attributable to VITI's employees providing Services at TSI's downtown Tampa location ("Expenses"). VITI shall not provide Services at any location other than the TSI downtown Tampa office. Expenses shall be identified separately in VITI invoices for Services.

9.4 INVOICES/PAYMENT. All fees and charges shall be invoiced monthly for Services rendered during the previous month and are due thirty (30) calendar days after the date of invoice. Late payment charges may be imposed by VITI at the rate of 1 1/2 % per month (18% per year) or the maximum rate allowed by law, whichever is lower. Interest shall not be payable by TSI for amounts on invoices that TSI has disputed in good faith provided that the dispute is resolved in TSI's favor and TSI pays within thirty (30) calendar days of the resolution of the dispute. With respect to disputed invoices, undisputed amounts must be paid within thirty (30) calendar days from the date of the invoice. VITI must be advised in writing of any amounts disputed by TSI and the basis of the dispute within fifteen (15) calendar days from the date of the invoice or the

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       entire invoice must be paid. Interest shall be payable from the original due date until the payment date for disputed invoices that are resolved in VITI favor.

10.    AUDIT RIGHTS

10.1 AUDIT. Upon at least two weeks' written notice to VITI and during VITI's normal business hours, TSI shall have the right to audit and verify VITI's operating environment and other areas of service to ensure that VITI is maintaining adequate controls and security measures, that VITI's usage data in support of the billings to TSI are correct, and that reports relating to VITI's performance are accurate. Such audit and inspection shall be limited to information that relates to the Services, and may include: (i) VITI's practices and procedures; (ii) VITI's computer systems; (iii) VITI's controls and security measures and procedures; (iv) VITI's disaster recovery and back-up procedures; (v) any matter necessary to enable TSI to meet applicable legal or regulatory requirements; (vi) VITI's compliance with service levels; and (vii) usage data in support of the billing data and records relating to the Services. TSI may conduct such audit and a verification review itself or with the assistance of a third party organization (provided that such organization has executed a Non-Disclosure Agreement with VITI), at TSI's expense. Such audit shall occur only once during the term of this Agreement, unless a regulatory agency requires additional audits, during the term of this Agreement. VITI will cooperate in this review and will furnish to TSI or TSI's designated representatives requested information on a timely basis provided that TSI reimburses VITI at the professional services rate of $125 per hour for all time expended by VITI.

              10.1.1 ACCESS. In accordance with Section 10.1, VITI shall provide to TSI and its Affiliates, their respective auditors (including internal audit staff), inspectors, regulators, consultants and other representatives as TSI may from time to time designate in writing, reasonable access to: (i) VITI's facilities where the Services are being performed; (ii) VITI's personnel providing any of the Services; and (iii) data and records in the possession of VITI relating to any of the Services as set forth above. All such persons shall adhere to VITI's customary security and safety policies.

              10.1.2 VITI COOPERATION. VITI shall assist TSI's auditors, inspectors, regulators and representatives as is reasonably required. VITI shall cooperate with TSI or its designees in connection with audit functions and with regard to examinations by regulatory authorities.

              10.1.3 EXPENSES. TSI shall bear its and VITI's expenses relating to any audit performed pursuant to this Article 10.

              10.1.4 ADJUSTMENTS. If any audit pursuant to this Article 10 indicates the need for adjustments in TSI's payments for the Services, the audit results and recommendations will be used as the basis for the negotiation of equitable adjustments. Any adjustments will be paid by or credited to the appropriate party within sixty (60) days after the parties' agreement as to the adjustments.

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10.2   TSI PROPRIETARY DATA AVAILABILITY. Notwithstanding any other provision of this Agreement, VITI will make all TSI Proprietary Data (complete and unaltered) available to TSI and its authorized agents. Furthermore, during the term of this Agreement, VITI will not destroy any TSI Proprietary Data (other than as otherwise permitted under this Agreement), without the prior express written consent of TSI. However, TSI understands and agrees that at any time after delivery of the storage media, or after the sixty-first (61st) day following termination, VITI's file purge procedures will ultimately erase all storage media, including back-up storage media, which contain TSI Software or TSI Proprietary
       Data.

10.3 SAFEGUARDING TSI PROPRIETARY DATA. VITI will establish and maintain safeguards against the destruction, loss, or alteration of TSI Proprietary Data in the possession of VITI that are no less rigorous than those maintained by VITI with respect to its own similar data. TSI will, at its own expense, have the right to establish backup security for TSI Proprietary Data and to keep backup data and data files at a non-Verizon location.

11.    GENERAL ADMINISTRATION

11.1 CHANGES. VITI may, upon reasonable notice to TSI, designate and make changes in rules of operation, teleprocessing protocols, accessibility periods, TSI identification procedures, type of terminal equipment, type and location of system and service equipment, system programming languages, and designation of the particular VITI data center serving TSI at any particular address, provided however that any such proposed change will not substantially impair TSI's ability to obtain Services or TSI's cost of receipt of the Services.

12.    BACKUP AND ARCHIVING; DISASTER RECOVERY

12.1 BACKUP AND ARCHIVING. As part of the Services, VITI shall perform: (i) periodic backup and archiving; (ii) purging and archiving of data; and
       (iii) general recovery.

12.2 DISASTER RECOVERY. VITI shall provide Disaster Recovery in accordance with the applicable provisions of Exhibit A.

13.    TELECOMMUNICATIONS

13.1 VITI shall be responsible for monitoring the TSI-provided telecommunications network between TSI's location and VITI's location, as well as for the purchase and maintenance of the network hardware/software at VITI's demarcation point. TSI shall be responsible for the purchase and maintenance of any network hardware/software necessary to allow TSI to connect to the network at the mutually agreed upon TSI demarcation point.

14.    CONFIDENTIAL AND PROPRIETARY INFORMATION:

14.1 DISCLOSURE. Both VITI and TSI acknowledge that certain information that each may receive from the other, non-public information concerning the business or finances of either party, and any other information the disclosure of which might harm or destroy a competitive advantage of the disclosing party, may be proprietary to the disclosing party. Neither receiving party shall,

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       directly or indirectly, use or disclose any information concerning the disclosing party's business methods, customers or finances, or any other information that is disclosed to it by the other party, whether or not in writing and whether or not designated as proprietary, without the prior written permission of the disclosing party, unless such use or disclosure is specifically required in the course of the performance by the receiving party of its obligations hereunder. The parties acknowledge that this Agreement contains commercially confidential information that may be considered proprietary by either or both parties, and agree to limit distribution of this Agreement to those individuals in their respective corporations with a need to know the contents of this Agreement. The foregoing notwithstanding, nothing contained herein shall prevent either party from complying with applicable law, regulation or court order, provided that timely written notice is provided to the other party to permit the other party to seek to limit any required disclosure or to seek a protective order. The obligations of VITI and TSI under this
       Article 14 shall not extend to any information that: (i) becomes publicly available other than through the action of the receiving party; (ii) is subsequently rightfully furnished to the receiving party by a third party without restriction on disclosure; (iii) is furnished by the disclosing party to a third party without restriction on disclosure; or (iv) is rightfully known by the receiving party at the time of receiving such information; provided, however, that nothing herein shall preclude either party from disclosing information that is required to be disclosed by valid order of a court or other governmental body or otherwise required by law, to the extent that such disclosure is so required provided the receiving party gives prompt written notice to the disclosing party in order for the disclosing party to obtain a protective order or similar relief.

14.2 BREACH. VITI and TSI both acknowledge that any breach by them of their respective obligations under this Article 14 will cause irreparable harm to the other party for which its remedies at law will be inadequate and that in the event of any such breach the harmed party shall be entitled to equitable relief (including without limitation injunctive relief and specific performance) in addition to other remedies provided hereunder or available at law.

15.    REPRESENTATIONS AND WARRANTIES

15.1   VITI.

       15.1.1 AUTHORIZATION. VITI represents and warrants to TSI: (i) that this Agreement has been validly executed and delivered by VITI and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of VITI enforceable against VITI in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending; (ii) that VITI has all requisite corporate power and authority to enter into this Agreement, and to carry out the transactions contemplated by this Agreement, and that the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of VITI; and (iii) that VITI's execution and delivery of this Agreement and VITI's performance or compliance with the terms of this Agreement will not conflict with, result in a breach of, constitute a default

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       under, or require the consent of any third party under any license, sublicense, lease, contract, agreement or instrument to which VITI is bound or by which its properties are subject.

       15.1.2 NON-INFRINGEMENT. VITI represents and warrants to TSI that the Hardware, the VITI Software, the VITI materials provided under Section 7.1, and the Services do not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party.

       15.1.3 COMPLIANCE WITH LAWS. VITI represents and warrants to TSI that VITI will perform the Services in a manner that complies with all laws applicable to VITI. TSI will coordinate with and provide information to VITI as may be reasonably requested by VITI to enable VITI to comply with all applicable laws. If VITI is charged with a violation of or non-compliance with any such laws, VITI will promptly notify TSI of such charges in writing and will use VITI's reasonable commercial efforts to cure such violation or non-compliance as soon as practicable.

       15.1.4 PERFORMANCE OF SERVICES. VITI covenants and agrees, and represents and warrants to TSI, that VITI will provide the Services in a professional, workmanlike manner, and in accordance with the requirements of this Agreement.

       15.1.5 NO VIRUSES. VITI represents and warrants to TSI that VITI will use all commercially reasonable efforts to ensure that there are no viruses or similar items ("Viruses") in any VITI Software and VITI Third Party Software provided or used by VITI as part of the Services. VITI agrees that, in the event a Virus is found to have been introduced into such software from any source, VITI will use all commercially reasonable efforts to eliminate the Virus, to reduce the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to mitigate and restore such losses.

       15.1.6 NO SUITS OR ACTIONS. VITI represents and warrants to TSI that there are no pending or threatened lawsuits, actions, or any other legal or administrative proceeding against VITI which, if adversely determined against VITI, will have a material adverse affect on VITI's ability to perform its obligations under this Agreement.

       15.1.7 CONTINUING WARRANTIES. VITI hereby agrees and covenants to ensure, throughout the term, that each of the representations and warranties set forth in this Section 15.1, and each other representation and warranty of VITI in this Agreement, remains true and correct during the term of this Agreement. To the extent that any such representation or warranty becomes untrue in any material respects during the term of this Agreement, VITI will notify TSI of the facts and circumstances surrounding such situation.

15.2   TSI:

       15.2.1 AUTHORIZATION. TSI represents and warrants to VITI: (i) that this Agreement has been validly executed and delivered by TSI and that the provisions set forth herein constitute legal, valid and binding obligations of TSI enforceable against TSI in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, to the discretion of the court before which

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       proceedings to obtain such remedies may be pending; (ii) that TSI has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of TSI; and
       (iii) that TSI's execution and delivery of this Agreement and TSI's performance or compliance with the terms of this Agreement will not conflict with, result in a breach of, constitute a default under, or require the consent of any third party under any license, sublicense, lease, contract, agreement or instrument to which TSI is bound or by which TSI's properties are subject.

       15.2.2 NON-INFRINGEMENT. TSI represents and warrants to VITI that: (1) the TSI Software does not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party and (2) TSI is not providing any third party software to VITI.

       15.2.3 COMPLIANCE WITH LAWS. TSI represents and warrants to VITI that TSI will perform its obligations under this Agreement in a manner that complies with all applicable laws. If TSI is charged with a violation of or non-compliance with any such laws, TSI will promptly notify VITI of such charges in writing and will use TSI's reasonable commercial efforts to cure such violation or non-compliance as soon as practicable.

       15.2.4 NO VIRUSES. TSI represents and warrants to VITI that TSI will use all commercially reasonable efforts to ensure that there are no viruses or similar items ("Viruses") in any TSI Software provided to VITI. TSI agrees that, in the event a Virus is found to have been introduced into such software from any source, TSI will use all commercially reasonable efforts to eliminate the Virus, to reduce the effects of the Virus and VITI shall have the right to stop processing until this is accomplished or VITI can process without compromising the security of its data center.

       15.2.5 NO SUITS OR ACTIONS. TSI represents and warrants to VITI that there are no pending or threatened lawsuits, actions, or any other legal or administrative proceeding against TSI which, if adversely determined against TSI, will have a material adverse affect on TSI's ability to perform its obligations under this Agreement.

       15.2.6 CONTINUING WARRANTIES. TSI hereby agrees and covenants to ensure, throughout the term, that each of the representations and warranties set forth in this Section 15.2, and each other representation and warranty of TSI in this Agreement, remains true and correct during the term of this Agreement. To the extent that any such representation or warranty becomes untrue in any material respects during the term of this Agreement, TSI will notify VITI of the facts and circumstances surrounding such situation.

16.    INDEMNIFICATION

16.1 INDEMNIFICATION BY VITI. VITI will indemnify, defend and hold harmless, in accordance with the procedures described in Section 16.3, TSI and its Affiliates and its and their respective officers, directors, members, employees, agents, successors, and assigns, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements finally awarded and caused by, relating to, based upon, arising out of or in connection with (a) any breach by VITI of the representations and warranties made by it under this Agreement;
       (b) gross negligence, recklessness or willful misconduct on the part of VITI or its officers, directors employees, agents, successors and assigns; (c) any claim that the Hardware, or use of the VITI Software, or the VITI materials provided under Section 7.1 infringes or misappropriates any Intellectual Property Rights of any third party; and
       (d) bodily injury or death or damage to tangible personal property to the extent the same was caused by the negligence or willful misconduct by VITI or its Affiliates or its and their respective directors, officers, employees, agents, successors or assigns.

16.2 INDEMNIFICATION BY TSI. TSI will indemnify, defend and hold harmless, in accordance with the procedures described in Section 16.3, VITI and its Affiliates and its and their respective officers, directors, members, employees, agents, successors, and assigns, from any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements finally awarded and caused by, relating to, based upon, arising out of or in connection with (a) any breach by TSI of the representations and warranties made by it under this Agreement; (b) gross negligence, recklessness or willful misconduct on the part of TSI or its officers, directors employees, agents, successors and assigns; (c) any claim that the use of TSI Software infringes or misappropriates any Intellectual Property Rights of any third party; and
       (d) bodily injury or death or damage to tangible personal property to the extent the same was caused by the negligence or willful misconduct by TSI or its Affiliates or their respective directors, officers, employees, agents, successors or assigns.

16.3 INDEMNIFICATION PROCEDURE. The party obliged to indemnify ("Indemnifying Party") shall defend with counsel of its choosing any claim, demand, suit or other action (each, a "Claim") brought against each person seeking to be reimbursed, indemnified, defended, and/or held harmless (each an "Indemnified Party"). The Indemnified Party shall notify the Indemnifying Party promptly in writing of any Claims for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Article 16, which notice shall include a reasonable identification of the alleged facts giving rise to such Claim. The Indemnifying Party shall be relieved of liability hereunder to the extent it is prejudiced by the Indemnified Party's failure to give prompt notice. The Indemnifying Party shall also be relieved of liability hereunder for settlement by the Indemnified Party of any Claim unless the Indemnifying Party has approved the settlement in advance (such approval not to be unreasonably withheld) or unless the defense of the Claim has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its agents in defense of any Claim for which such Indemnified Party seeks to be reimbursed, indemnified, defended, or held harmless. Each Indemnified Party shall have the right to participate in the defense of any such Claim, by using attorneys of such Indemnified Party's choice, at such Indemnified Party's expense.

17.    LIMITATION OF LIABILITY

17.1 IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER WHATSOEVER FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF

       ANTICIPATED PROFITS OR REVENUE OR OTHER ECONOMIC LOSS IN CONNECTION WITH OR ENSUING FROM THE SERVICES TO BE FURNISHED PURSUANT TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.2 CAP ON DAMAGES. In no event shall either party be entitled to any monetary damages against the other in excess of the average of six (6) months' charges for processing services based on the average of the previous three (3) months' invoices actually paid by TSI under this Agreement.

17.3 EXCLUSION. Sections 17.1 and 17.2 shall not apply to claims involving death, bodily injury, or property damage or the provisions of Article 7 (Concept/Product Ownership), Article 14 (Confidential and Proprietary Information) or Sections 15.1.2 and 15.2.2 (Non-Infringement).

17.4 EXPIRATION OF CLAIMS. No action, regardless of form, arising out of the transactions contemplated by this Agreement may be brought by either party more than two (2) years after the cause of action has accrued, except that an action for non-payment may be brought within two (2) years after the date of last payment.

18.    ADDITIONAL SERVICES

18.1 CONVERSION, INTERFACING, RETROFITTING. Any conversion, interfacing, and retrofitting services requested by TSI are outside the scope of this Agreement. VITI, upon receipt of a statement of work from TSI, will prepare and submit its proposal to TSI. Upon acceptance by TSI, the new services will be set forth in a mutually agreed upon definitive Agreement between VITI and TSI.

18.2 SPECIAL SERVICES. TSI shall notify VITI in writing of its request for VITI to provide consulting services, develop customized software, or provide other professional services that may be offered by VITI from time to time. VITI will develop a proposal for TSI for the additional effort. TSI shall pay for any additional professional services, including any preliminary specifications or study requirements, on a time and materials basis at VITI's then-current hourly rate according to the professional services requested by TSI. Any professional services provided under this
       Section 18.2 will be set forth in a mutually agreed upon definitive Agreement between VITI and TSI.

19.    DISPUTE RESOLUTION:

19.1 ALTERNATIVE DISPUTE RESOLUTION. The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for an action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

19.2 PROCEDURE. At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

19.3 BINDING ARBITRATION/DISCOVERY. If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section
       19.3. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following:

                     (1)    interrogatories,
                     (2)    demands to produce documents, and
                     (3)    requests for admission

19.4 DEPOSITIONS/ARBITRATION HEARING. Each party is also entitled to take the oral deposition of one individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration. The arbitration shall be held in Tampa, Florida. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section
       19.4 may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall have no authority to award punitive or exemplary damages or any other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

19.5 COSTS. Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration cost, the court reporter's transcript, and the arbitrator.

20.    NOTICES

20.1 NOTICES. All notices required to be given hereunder shall be given to the respective parties by facsimile transmission or by such other method as will result in a written acknowledgment of receipt. Notices shall be deemed delivered on the Business Day (Monday through Friday, excluding TSI and VITI holidays) following the date shown on the facsimile transmission or on the date shown on the signed receipt.

       To VITI:         Verizon Information Technologies Inc.
                        One East Telecom Parkway
                        P.O. Box 290152
                        Temple Terrace, Florida 33687
                        Attention: Vice President-Commercial Services
                        Facsimile: (813) 978-6020

       Copies to:       Legal Department
                        Verizon Information Technologies Inc.
                        One East Telecom Parkway, DC A1H
                        Post Office Box 290152
                        Tampa, FL 33687
                        Facsimile: (813) 978-4163

       To TSI:          TSI Telecommunication Services Inc.
                        201 North Franklin Street
                        Suite 700
                        Tampa, Florida 33602
                        Facsimile: 813-273-3484

20.2 Either party may change its contact person, address and facsimile number for notice purposes by giving the other party written notice of the new address and the date upon which it will become effective in accordance with this Article 20.

21.    MISCELLANEOUS

21.1   EQUAL EMPLOYMENT OPPORTUNITY The Equal Employment Opportunity Clause in
       Section 202, Paragraphs 1 through 7, of Executive Order 11246, as amended, relative to Equal Employment Opportunity, and the implementing Rules and Regulations of the Office of Federal Contract Compliance, are incorporated herein by specific reference.

21.2 ASSIGNMENT; SUCCESSORS. Neither party may assign the rights or obligations of this Agreement without the express written consent of the other, which consent shall not be unreasonably delayed or withheld; provided, however, that either party may, upon written notice to the other party, assign its rights and obligations under this Agreement: (a) to an Affiliate; (b) to an entity that acquires all or substantially all of the assets of the assigning party; or (c) to any successor in a merger or acquisition of the assigning party. In case of assignment, the provisions of this Agreement shall be binding on all successors and assigns.

21.3 SEVERABILITY. In the event that any portion of this Agreement is terminated or deemed to be void or unenforceable, that portion of the Agreement shall be severed and the balance of the provisions shall continue and be effective and enforceable.

21.4 WAIVER. No delay or omission by either party to exercise any right or power hereunder shall preclude the exercise of such right or power in subsequent instances or be construed to be a waiver. A waiver by either party of any of the covenants to be performed by the other party shall not be construed to be a waiver of any covenant herein contained, and the waiver of any breach of covenant shall not be construed to be a waiver of any succeeding breach. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

21.5 FORCE MAJEURE. Neither party shall be liable by reason of any failure in performance of this Agreement for reason of Force Majeure.

21.6 GOVERNING LAW. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Florida, without giving any effect to any provision of such law relating to conflict of laws.

21.7 PUBLICITY. Except for intra-company bulletins and communications, neither VITI nor TSI shall make or authorize any media release, advertisement, or other disclosure pertaining to this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, VITI may list TSI as a customer through media releases, and/or other promotional and marketing media and describe in general terms the Services

21.8 INDEPENDENT CONTRACTOR. It is expressly understood that VITI and TSI are independent contractors of one another, and that neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing by both parties.

21.9 ACTION REQUIRING CONSENT. Wherever agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall be not unreasonably delayed or withheld.

21.10 ACCOUNT SUPPORT - ORGANIZATION AND ADMINISTRATION. Routine account activities will be managed and administered jointly by designated participants of TSI and VITI.

21.11 ORDER OF PRECEDENCE. To the extent any of the terms and conditions set forth in the Exhibits or Attachments hereto conflict with any of the terms and conditions of this Agreement, the terms and conditions of the Exhibits and Attachments shall control.

21.12 ENTIRE AGREEMENT; SURVIVAL. This Agreement and its Exhibits and Attachments constitute the entire agreement between the parties with respect to the subject matter hereof and there are no written or oral representations, understandings or agreements which are not fully expressed herein. This Agreement and executed Exhibits and Attachments are intended to be the exclusive statement of the agreement between the parties with respect to the subject matter hereof and any other terms or conditions included in quotes, acknowledgments, bills of lading, or other forms utilized or exchanged by the parties shall not be incorporated herein or be binding unless expressly agreed to in writing by both parties. No change, waiver, or discharge hereof shall be valid unless in writing and signed by authorized representatives of both parties. The respective obligations of the parties under this Agreement that by their nature would continue beyond the termination, cancellation or expiration, shall survive termination, cancellation, or expiration.

21.13 COVENANT OF GOOD FAITH. Each party, in its respective dealings with the other party under or in connection with the Agreement, shall act in good faith.

21.14 The parties have caused this Agreement to be signed by their duly authorized representatives on the date first set forth above.

TSI TELECOMMUNICATION SERVICES, INC.

/s/ Robert Garcia, Jr.
By - Signature

Robert Garcia, Jr.
Printed Name

Associate General Counsel/Assistant Secretary
Title


VERIZON INFORMATION TECHNOLOGIES INC.

/s/ Del Jenkons
By - Signature

Del Jenkins
Printed Name

Vice President, IT Services
Title

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                                    EXHIBIT A

                                STATEMENT OF WORK

                    TO MAINFRAME COMPUTING SERVICES AGREEMENT

                                     BETWEEN

                     VERIZON INFORMATION TECHNOLOGIES, INC.
                                       AND

                      TSI TELECOMMUNICATION SERVICES, INC.

                             DATED FEBRUARY 14, 2002


This Statement of Work ("SOW") outlines the tasks required for VERIZON INFORMATION TECHNOLOGIES INC. ("VITI") to support TSI TELECOMMUNICATION SERVICES, INC. ("TSI") mainframe processing at VITI's data center facility. VITI shall perform its Services in accordance with the Mainframe Computing Services Agreement between VITI and TSI, dated February 14, 2002 ("Agreement") and upon execution by both parties hereto, this SOW shall become a part of the Agreement.

1.0 ACRONYMS/DEFINITIONS - The terminology as used in this SOW shall have the following meanings. Any other defined terms used in this SOW shall have the meaning set forth in the Agreement.

       SERVICES refers to mainframe data processing and on-going computer operations, including:

              -   Console Operations

              -   Tape Management

              -   Production Control and Scheduling

              -   Systems Software Support

              -   Technical Support

              -   Migration Services

              -   Change Management

              -   Network Support Services

              -   Data and Physical Security

              -   Help Desk

       24x7 means 24 hours per day, 7 days per week, 365 days per year

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

       SERVICE REQUEST refers to a formal documented notification of additional or modified services under this SOW.

       DISASTER refers to natural or man-made circumstances that has or is likely to cause an interruption in the availability of services for more than three (3) days.

       HARDWARE refers to the computer equipment and peripheral equipment installed at VITI and utilized by VITI to provide the Services described in this SOW. The term Hardware does not include terminals, networks, controllers, or telecommunications equipment at TSI's site required to enable TSI to utilize the Services, all of which are TSI's responsibility.

       NSC refers to the Verizon National Support Center that provides help desk support.

       OPERATIONAL SUPPORT refers to the activities performed by the operations staff responsible for day-to-day operations.

       PRODUCTION ENVIRONMENT refers to the system(s) residing in the VITI facility that is used for execution of business applications and storing of business data.

       SOFTWARE refers to the operating system, databases, and third party products.

       SOFTWARE CURRENCY refers to maintaining software versions within one (1) release of the most current available version.

       SYSTEM refers to the individual system that consists of the Hardware and Software.

       TECHNICAL SUPPORT refers to the support of the Hardware, Software, network and applications of the contracted equipment.

2.0    DESCRIPTION OF SERVICES

       2.1    SERVICES

              VITI shall provide the Services as defined in this SOW for all of TSI's mainframe data processing, system software support, second-level network support and help desk support requirements.

       2.1.1  PROCESSOR

              VITI shall process TSI's information on an OS/390 processor(s) at its data center. VITI shall ensure that the processor(s) is available to meet critical processing times both for production and development/test work.

       2.1.2  DASD

              The disk storage environment will consist of EMC 5830 technology or equivalent. The configuration will provide the capability of expanding to meet future requirements.

       2.1.3  CONSOLE OPERATIONS

              VITI shall provide 24x7 master console operations to support all production processing within TSI's application portfolio. VITI's system performance technicians will monitor the CPU and all associated tasks and applications. If a system hardware or software problem occurs which interrupts critical jobs, corrective action shall be initiated to get the job flow back on schedule.

       2.1.4  TAPE MANAGEMENT

              TSI's entire tape library will be managed, 24x7, by VITI's tape operations organization. The tape management organization has established procedures for these services to include:

              -   Tape mounts

              -   Scratch tape processing

              -   Tape labeling

              - Tape shipment (VITI will pass through to TSI the costs associated with shipping tapes to TSI's vendors and customers)

              -   Provision of Tape Media

              -   Management and Maintenance of Tape Services

              -   Required Tape Archiving

       2.1.5  PRODUCTION CONTROL AND SCHEDULING

              VITI shall be responsible for all production control and scheduling functions, including application abend (abnormal end) management. VITI shall ensure that the system is properly maintained so that online transactions and batch jobs can process 24x7, except for scheduled maintenance windows. VITI's scheduling and production control services include:

              - Developing and maintaining schedules for production workload requirements

              -   Monitoring production job processing

              - Provisioning first-level problem determination when an application system fails or escalating to the appropriate second-level support contact

              - Coordinating and managing application restarts using JCL changes or program restarts

              -   Scheduling and managing application and system backups

       2.2    SYSTEM SOFTWARE SUPPORT

       VITI shall provide system software support as follows:

              -   Maintenance of system software currency

              -   Analysis and resolution of systems problems

              -   Vendor interface for systems software

              -   On-call technical support 24x7

              -   Technical consulting for mainframe related questions

       TSI shall provide software support for all its application software products as follows:

              -   Application support

              -   Analysis and resolution of application software problems

              -   Vendor interface, if any

              -   On-call technical support 24 hours a day, 7 days a week

              -   Analysis and resolution of problems

              -   Maintenance/Service Contracts for TSI owned software products

       2.3    TECHNICAL SUPPORT

       VITI's technical support staff shall provide system support of functions in support TSI's production processing. These functions include:

              -   Maintaining system software inventory

              - Preparing, installing, and certifying operating system software releases

              -   Providing vendor interface

              -   Performing problem analysis and resolution

              -   Ordering and budgeting software

              -   Providing capacity planning and performance tuning

              -   Monitoring/optimizing/recovering DASD, Tape, and CPU

              -   Assisting and participating in disaster recovery planning

              -   Responding to help desk-reported problems, 24x7

3.0    FACILITIES

       Services shall be provided by VITI from its Temple Terrace, FL data center. VITI's data center provides a secure operating environment with enhanced physical protection of hardware resources. Specific physical features include state-of-the-art systems for security, fire protection, and power management as well as consistent temperature and humidity control.

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4.0    CHANGE MANAGEMENT

       VITI shall be responsible for controlling all changes to the system, including Hardware and Software. Change management personnel will ensure that the risks associated with changes to the processing environment are minimized. They shall identify and adhere to strict change management and control procedures. The change management process involves the following steps:

              - Completing documentation (reason for change, duration of change, etc.)

              -   Gaining approval of both parties

              -   Creating a back-out plan if the change cannot be implemented

       The goal of the change management personnel is to communicate, coordinate, schedule, monitor, and implement changes in a consistently smooth manner.

5.0    NETWORK SUPPORT SERVICES

       VITI shall be responsible for 24x7 support for the Catalyst 5500 switches and the existing two firewalls.

6.0    SECURITY

       6.1    DATA SECURITY ADMINISTRATON

       VITI shall provide system support for the security product.

       TSI shall retain the authority to approve/remove access to all data and systems. VITI shall be responsible for implementing all access requests.

       6.2    PHYSICAL SECURITY

       VITI shall employ a multi-level approach to security that includes:

              - 24-hour monitoring through the use of guard services, electronic locks with card reader access, closed circuit television and keys.

              - Color-coded identification cards issued to all authorized personnel to identify employees, contractors, vendors, customer, and guests within the facility and to control access to restricted areas.

              - Reporting procedures for reporting the loss, theft, vandalism or misuse of company assets or assets in the custody of VITI.

7.0    NATIONAL SUPPORT CENTER HELP DESK SERVICES/PROBLEM MANAGEMENT

       NSC shall use established industry standard procedures for the management and resolution of all problems in TSI's data processing environment. The NSC employs proven problem management procedures and tools to continually improve data processing efficiencies and services. Our help desk will provide TSI:

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

              -   24x7 availability

              - Standardized problem reporting, logging, and tracking procedure

              -   End-to-End problem ownership

              -   Problem resolution or immediate dispatch of critical problems

              -   Automated paging and escalation system

       When contacted by TSI's help desk or support group, our help desk consultant will open a problem record (with a comprehensive description of the problem) while the contact from TSI is on the telephone. In the event the NSC consultant cannot resolve the problem, the consultant will dispatch the record to the appropriate support group. After problem investigation and resolution, the problem record is updated as required and closed. VITI will not consider a problem record closed until TSI verifies resolution.

8.0    MODIFICATION PROCEDURES (CHANGE CONTROL PROCESSES)

       8.1 Changes to this SOW ("Modifications") may be requested at any time by either TSI or VITI. All such requested changes will be in writing through a Service Request form ("Service Request"). Designated representatives of TSI and VITI shall determine whether the Modification will materially affect the price, schedule or terms of the agreement and will jointly review the Service Request. VITI's Account Manager is responsible for coordination of the change control process on behalf of VITI. Based upon the joint review of the Service Request, the following procedures will apply:

                  - If, as a result of the joint review, it is determined that the Modifications do not materially affect the price, schedule or terms of the Agreement, then the designated representative for the party receiving the Service Request will initiate a written acceptance or rejection of the request within three (3) days for emergency requests and ten (10) days for routine requests.

                  - If, as a result of the joint review, it is determined that the Modifications do materially affect the price, schedule or terms of the Agreement, then VITI shall submit to TSI an amending Work Order which shall include a description of the Modifications and the time and charges required to provide the requested Modifications. Neither party shall be under any obligation to proceed with any requested modifications prior to receipt of a fully executed amending Work Order.

              Upon receipt of an amending Work Order, TSI shall have a period of fifteen (15) days in which to (i) provide VITI with written authorization to implement the requested change, or (ii) provide VITI with written notice to disregard such Service Request. If TSI provides VITI with a notice to disregard the Service Request after VITI has prepared an amending Work Order, then VITI reserves the right to charge TSI for its services associated with the effort, including any preliminary specifications or study requirements.

       8.2 The issuance of information, advice, approvals or instructions by either VITI's or TSI's technical personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect VITI's and TSI's rights and obligations hereunder unless the same is in writing, signed by authorized representatives of both parties, and expressly states that it constitutes a change.

9.0.   VITI/TSI LIAISON

           ACCOUNT MANAGER
              Name:             Laura Slone
              Telephone:        813-978-5389
              Address:          1 East Telecom Parkway
                                Temple Terrace, Florida 33637

           CUSTOMER ADVOCATE
              Name:             Mike Henke
              Telephone:        813-978-7814
              Address:          1 East Telecom Parkway
                                Temple Terrace, Florida 33637

       Following are the accountabilities and responsibilities of the ACCOUNT
       MANAGER:

              -   Overall relationship management between TSI and VITI

              - Understand the general business strategy and direction of TSI to ensure VITI continually provides required performance and service levels for TSI

              - Communicate with the Customer Advocate to assure compliance with all contractual obligations

              - Conduct quarterly account review meetings at a mutually agreed to location

       Following are the accountabilities and responsibilities of the CUSTOMER
       ADVOCATE:

              - Direct responsibility to interface with VITI's internal organizations, including all of VITI's operations services national organizations, and ensure that all service levels are being met

              -   Coordinate weekly status meetings

              - Serve as first level of escalation for all related issues or concerns

              - Serve as primary contact for other VITI groups in support of TSI

              - Review with VITI management progress on the attainment of service level objectives:

                      - Create Report Card for TSI monthly

                      - Document Outage Information

                      - Document SLA percentages monthly

10.0   DISASTER RECOVERY

       VITI will continue to perform disaster recovery for TSI's production environment under VITI's current disaster recovery plan.

11.0   SERVICE LEVELS

       VITI will perform its Services under this SOW in accordance with the service levels currently in place with TSI as set forth in Attachment 1 hereto.

IN WITNESS WHEREOF, TSI and VITI have each caused this Statement of Work to be signed and delivered by their duly authorized representatives, all as of the date set forth on page 1 hereof.

TSI TELECOMMUNICATION SERVICES                  VERIZON INFORMATION TECHNOLOGIES
INC.                                            INC.


/s/ Robert F. Garcia, Jr.                       /s/ Del Jenkins
By                                              By


Robert F. Garcia, Jr.                           Del Jenkins
Name                                            Name


Associate General Counsel/                      Vice President, IT Services
 Assistant Secretary
Title                                           Title

                                    EXHIBIT B

                                     PRICING

---------------------------------------------------------
    SERVICE                         CHARGE
---------------------------------------------------------
 CPU - Prime                $25.369 per SCPH

 CPU - Non-Prime            $10.7201 per SCPH

 CPU - No Priority          $ 6.2872 per SCPH

 Disk EXCP                  $ 0.0213 per 1000 EXCP

 Disk Storage               $ 0.0043 per 1000 KB per day

 Bytes Transfer             $ 0.0088 per 1000 KB

 Page Prints                $ 0.0294 per Page

 Tape Mounts                $ 0.6746 per Mount

 Tape Storage               $ 0.50000 per Tape
---------------------------------------------------------

                                       28